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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815

     We consent to incorporation by reference in the registration statement of NBT Bancorp Inc. on Form S-4 related to the registration of shares for the merger between NBT Bancorp Inc. and First National Bancorp, Inc., filed by NBT Bancorp Inc. under the Securities Act of 1933 of our audit report dated January 21, 2000, with respect to the consolidated balance sheets of NBT Bancorp, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 1999 which report appears in the December 31, 1999 annual report on Form 10-K of NBT Bancorp Inc., incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the Prospectus.

     We consent to incorporation by reference in the registration statement on Form S-4 of NBT Bancorp Inc. related to the registration of shares for the merger between NBT Bancorp Inc. and First National Bancorp, Inc., filed by NBT Bancorp Inc. under the Securities Act of 1933 of our audit reports dated March 10, 2000 and July 28, 2000, with respect to the supplemental consolidated balance sheets of NBT Bancorp Inc. and subsidiaries as of December 31, 1999 and 1998, and the related supplemental consolidated statements of income, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 1999 which reports appear in the Current Reports on Form 8-K of NBT Bancorp Inc., dated March 31, 2000, and August 1, 2000, respectively, filed by NBT Bancorp Inc., incorporated by reference herein.


/s/ KPMG LLP
Syracuse, New York
February 9, 2001